Exhibit 4.2

EXECUTION VERSION

HAT Holdings I LLC

and

HAT Holdings II LLC,

as Issuers

The Guarantors Named Herein

and

U.S. Bank Trust Company, National Association,

as Trustee

First Supplemental Indenture

Dated as of April 13, 2022

to the Indenture

Dated as of April 13, 2022

0.00% Green Exchangeable Senior Notes due 2025

i

Section 12.08	Notices	62

Section 12.09	Ratification of Base Indenture	63

Section 12.10	The Trustee	63

Section 12.11	No Recourse Against Others	63

ARTICLE 13

GUARANTEES

Section 13.01	Guarantees.	63

SCHEDULE A

Additional Shares	Schedule	A-1

SCHEDULE B
Accretion Table	Schedule	B-1

EXHIBIT A	Exhibit	A-1

v

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 13, 2022, among HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, each an “Issuer” and together the “Issuers”), Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Parent Guarantor”), Hannon Armstrong Sustainable Infrastructure, L.P. and Hannon Armstrong Capital, LLC (each an “Issue Date Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”) and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee under the Indenture dated as of April 13, 2022, among the Issuers, the Guarantors and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE ISSUERS AND THE GUARANTORS

WHEREAS, the Issuers and the Guarantors executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuers’ unsecured debt securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuers under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(c) of the Base Indenture provides for the Issuers, the Guarantors and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Article II of the Base Indenture;

WHEREAS, the Board of Directors of the Issuers and the Guarantors have duly adopted resolutions authorizing the Issuers and the Guarantors to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuers have authorized the creation and issuance under this Supplemental Indenture of their 0.00% Green Exchangeable Senior Notes due 2025 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture, and each Guarantor has duly authorized the issuance of its Guarantee; and

WHEREAS, the Issuers and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Issuers and authenticated and delivered by the Trustee, the valid obligations of each Issuer and each Guarantor have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Issuers and the Guarantors and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Issuers and the Guarantors with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Issuers or the Guarantors with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Issuers, the Guarantors and the Trustee with respect thereto.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Accreted Principal Amount” means the Original Principal Amount plus the principal accreted thereon pursuant to Section 2.05.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible and/or exchangeable into such equity.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $0.01 per share, of the Parent Guarantor authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on exchange of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. “Common Stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Continuing Director” means a director who either was a member of the Parent Guarantor’s board of directors on the date of the Preliminary Offering Memorandum or who becomes a member of the Parent Guarantor’s board of directors subsequent to that date and whose election, appointment or nomination for election by the Parent Guarantor’s stockholders is duly approved by a majority of the “Continuing Directors” on the Parent Guarantor’s board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Parent Guarantor on behalf of the Parent Guarantor’s entire board of directors in which such individual is named as nominee for election as a director, and whose election is recommended by the board of directors.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, unless otherwise specified by the Issuers, with respect to Securities issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act, as amended, or other applicable statute or regulation.

“DTA” has the meaning specified in Section 4.04(d) hereof.

“Effective Date” has the meaning specified in Section 4.06(c) hereof.

“Event of Default” has the meaning specified in Section 6.02 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the office or agency designated by the Issuers where Securities may be presented for exchange as specified in Section 5.02.

“Exchange Date” has the meaning specified in Section 4.02(b) hereof.

“Exchange Notice” has the meaning specified in Section 4.02(b)(1) hereof.

“Exchange Obligation” has the meaning specified in Section 4.03(a) hereof.

“Exchange Price” means, in respect of each Security, as of any date, $1,000 divided by the Exchange Rate in effect on such date.

“Exchange Rate” means initially 17.6873 shares of Common Stock per $1,000 Original Principal Amount of Securities, subject to adjustment as set forth herein.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Parent Guarantor or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(2) the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Parent Guarantor and another person (other than any of the Parent Guarantor’s Subsidiaries), in each case pursuant to which the outstanding Common Stock shall be converted into, or exchanged for, cash, securities or other property or assets, other than a transaction (i) that results in the holders of all classes of the Parent Guarantor’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of all classes of Common Equity of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Parent Guarantor’s jurisdiction of incorporation or to form a holding company for the Parent Guarantor and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, on a consolidated basis, to another person (other than any of the Parent Guarantor’s Subsidiaries);

(3) Continuing Directors cease to constitute at least a majority of the Parent Guarantor’s Board of Directors;

(4) the Parent Guarantor’s stockholders approve any plan or proposal for the liquidation or dissolution of the Parent Guarantor (other than in a transaction described in clause (2) above); or

(5) the Common Stock ceases to be listed on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become exchangeable into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such event shall not be a “Fundamental Change.”

“Fundamental Change Issuer Notice” has the meaning specified in Section 3.02(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.02(a) hereof.

“Global Security” means a Security which is executed by the Issuers and authenticated and delivered to the Depository or its nominee, all in accordance with the Indenture and pursuant to an Issuer Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Register.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Initial Purchasers” means the initial purchasers specified in Exhibit A of the Purchase Agreement.

“Issue Date” means April 13, 2022.

“Issuer” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 9.02, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean a written request or order, as applicable, signed in the name of each Issuer by its Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, General Counsel, Secretary or any Vice President, and delivered to the Trustee.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Issuers for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (x)(i) of clause (2) of the definition thereof.

“Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the Accreted Principal Amount thereof, unless earlier repurchased, redeemed or exchanged, May 1, 2025.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Non-Recourse Indebtedness” means indebtedness of a Subsidiary of the Parent Guarantor that is not either Issuer or any Guarantor, with respect to which recourse for payment is limited to assets of such Subsidiary encumbered by a lien securing such indebtedness but for which recourse shall not extend to any other Subsidiary’s general credit, it being understood that the instruments governing such indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to such Subsidiary for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, tax indemnities and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in project financing transactions.

“Notice of Default” has the meaning specified in Section 6.02(f) hereof.

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Original Principal Amount” means, with respect to each $1,000 initial principal amount of Securities, $1,000.

“Outstanding” means, with respect to the Securities, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.09 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Issuers receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities exchanged pursuant to Article 4 hereof, on and after their Exchange Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all of the Securities then payable, (D) Securities redeemed by the Issuers in accordance with Section 11.01(a) or (b) and (E) any and all Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite Accreted Principal Amount of Outstanding Securities, for purposes of clause (E) only those Securities identified to the Trustee pursuant to an Officers’ Certificate shall be disregarded and deemed not to be Outstanding.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the Person authorized by the Issuers to pay the Accreted Principal Amount of, any Special Interest on, or Fundamental Change Purchase Price or REIT Redemption Price of, any Securities on behalf of the Issuers.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 that is in definitive, fully registered form, without interest coupons.

“Place of Payment” means the city or political subdivision so designated with respect to the Securities in accordance with the provisions of Section 5.02.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum of the Issuers, dated April 7, 2022, relating to the offering and sale of the Securities.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” in this Section 1.02.

“Purchase Agreement” means that certain Purchase Agreement, dated as of April 7, 2022, between the Issuers, the Guarantors and Morgan Stanley & Co. LLC and Oppenheimer & Co. Inc., as representatives of the Initial Purchasers.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Parent Guarantor or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” has the meaning specified in Section 11.02(a) hereof.

“Redemption Notice” has the meaning specified in Section 11.02(a) hereof.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Register” shall mean the register for the Securities maintained by the Registrar in accordance with Section 2.05 of the Base Indenture.

“Registration Default” shall have the meaning specified in the Registration Rights Agreement.

“Registration Default Additional Interest” means the “Additional Interest” payable pursuant to Section 7 of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 13, 2022, among the Issuers, the Parent Guarantor, Morgan Stanley & Co. LLC and Oppenheimer & Co. Inc., as representatives of the initial purchasers referenced therein, as amended from time to time in accordance with its terms.

“REIT Redemption” has the meaning specified in Section 11.01(a) hereof.

“REIT Redemption Price” has the meaning specified in Section 11.01(a) hereof.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Resale Restriction Termination Date” has the meaning specified in Section 2.03(f) hereof.

“Responsible Officer” means any officer of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.03(e) hereof.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” means a Person in whose name a Security is registered in the Register.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Special Interest” means all amounts, if any, payable pursuant to Section 5.05(d) or Section 6.04(a), as applicable.

“Special Interest Payment Date” means, with respect to the payment of Special Interest, if any, on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each May 1 and November 1 of each year, beginning on November 1, 2022.

“Special Interest Record Date” means, with respect to any Special Interest Payment Date, the April 15 (whether or not a Business Day) or the October 15 (whether or not a Business Day), as the case may be, immediately preceding such Special Interest Payment Date.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Successor Issuer” has the meaning specified in Section 9.02(a) hereof.

“Successor Parent Guarantor” has the meaning specified in Section 9.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c)(3) hereof.

Section 1.03 References to Special Interest. Any reference to Special Interest on, or in respect of, any Security in the Indenture shall be deemed to refer to Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 5.05(d) or Section 6.04(a).

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 2.02 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “0.00% Green Exchangeable Senior Notes due 2025.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate Original Principal Amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $200,000,000 (as increased by an amount equal to the aggregate Original Principal Amount of any additional Securities purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Securities as set forth in the Purchase Agreement). In addition, the Issuers may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 2.04 of the Base Indenture, an unlimited aggregate Original Principal Amount of additional Securities upon the transfer, purchase or exchange of Securities pursuant to Sections 2.08, 2.09 and 2.11 of the Base Indenture and Sections 3.06 and 4.02 hereof.

(c) Further Issues. The Issuers may, without notice to or the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate Original Principal Amount; provided, that the Issuers may issue such additional Securities only if they are part of the same issue (and part of the same series) as the Securities initially issued hereunder for United States federal income tax and securities law purposes, and any such additional Securities that are not fungible for United States federal income tax and securities law purposes with the Securities initially issued hereunder shall have a separate CUSIP number. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d) Purchases. The Issuers and their Subsidiaries may from time to time purchase Securities in open market purchases or negotiated transactions at the same or differing prices without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Issuers or any of their Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e) Denominations. Pursuant to Sections 2.02 and 2.03 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof.

Section 2.02 Forms.

(a) In General. Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 2.08 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Notice of Exchange, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Supplemental Indenture will govern and control.

(b) Initial and Subsequent Form of Securities. The Issuers hereby initially appoint The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(b)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c) Global Securities. Each Global Security will represent the aggregate Original Principal Amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate Original Principal Amount of the then Outstanding Securities, which aggregate Original Principal Amount may, from time to time, be reduced or increased to reflect transfers, exchanges or purchases by the Issuers.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate Original Principal Amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate Original Principal Amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate Original Principal Amount of the then Outstanding Securities represented thereby. None of the Trustee, the Issuers or any agent of the Trustee or the Issuers will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Persons designated by the Depository as its nominee, may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03 Transfer and Exchange.

(a) In General. Notwithstanding anything to the contrary in Article II of the Base Indenture, the Issuers are not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.04) or for exchange in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be written instrument of transfer satisfactory to the Issuers and the Registrar.

At such time as all interests in a Global Security have been purchased, redeemed, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, exchanged, redeemed or cancelled for Securities in certificated form, the Original Principal Amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b) Global Securities. Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Accreted Principal Amount of and any Special Interest (subject to Section 2.13 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, REIT Redemption, upon any exchange and for all other purposes whatsoever, including delivery of shares of Common Stock on exchange, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture:

(1) Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Issuers that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Issuers promptly deliver a copy of such notice to the Trustee and the Issuers fail to appoint a successor Depository within 90 days after receiving notice from the Depository.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.

(3) If the Issuers notify the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the Accreted Principal Amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Issuers may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Issuers, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of an Issuer Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate Original Principal Amount of Physical Securities equal to the aggregate Original Principal Amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Registrar will deliver notice of such request to the Issuers and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate Original Principal Amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depository;

(B) the Issuers, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of an Issuer Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate Original Principal Amount equal to the aggregate Original Principal Amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the Original Principal Amount of such Global Security to be decreased by the aggregate Original Principal Amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A) the Issuers will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate Original Principal Amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Issuers, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of an Issuer Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate Original Principal Amount equal to the aggregate Original Principal Amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C) the Registrar, in accordance with the Applicable Procedures, will cause the Original Principal Amount of each relevant Global Security to be decreased by the aggregate Original Principal Amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Issuers may rely on the Depository to provide all names of beneficial owners and their respective Original Principal Amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d) Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 2.08 of the Base Indenture.

(e) Restricted Securities. Every Security is required to bear the legend set forth in this Section 2.03(e) (together with any Common Stock issued upon exchange of the Security that is required to bear the legend set forth in Section 2.03(f), collectively, the “Restricted Securities”) and shall be subject to the restrictions on transfer set forth in this Section 2.03(e) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuers, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.03(e) and Section 2.03(f), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, deliverable upon exchange thereof, which shall bear the legend set forth in Section 2.03(f), if applicable) shall bear a legend in substantially the following form (unless otherwise agreed by Issuers in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., AND

(2)

AGREES FOR THE BENEFIT OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (“HASI”), HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC (COLLECTIVELY, “HAT HOLDINGS”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)	TO HASI OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS), OR

(B)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF HASI.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI OR HAT HOLDINGS AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI OR HAT HOLDINGS DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Security will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(f) Underlying Securities. Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the delivery date of the relevant shares of Common Stock, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any stock certificate representing shares of Common Stock delivered upon exchange of a Security shall bear a legend in substantially the following form (unless such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Issuers in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., AND

(2)

AGREES FOR THE BENEFIT OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (“HASI”), HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC (COLLECTIVELY, “HAT HOLDINGS”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)	TO HASI OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS), OR

(B)	PURSUANT TO, AND IN ACCORDANCE WITH, AN EFFECTIVE REGISTRATION STATEMENT OF HASI THAT COVERS THE RESALE OF THIS SECURITY, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF HASI, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, HASI, HAT HOLDINGS AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI OR HAT HOLDINGS AND NO PERSON THAT AHS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI OR HAT HOLDINGS DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this 0.

Any share of Common Stock issued upon the exchange of a Security that is repurchased or owned by any Affiliate of the Parent Guarantor (or any Person who was an Affiliate of the Parent Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such share of Common Stock no longer being a “restricted security” (as defined under Rule 144).

Section 2.04 Payments on the Securities.

(a) In General. Each Security shall not bear regular interest. Special Interest on a Security, if any, will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date or Redemption Date for such Security, and subject to the provisions of Article 4 hereof, any Exchange Date for such Security. Special Interest on any Security, if any, will be payable semi-annually in arrears on each Special Interest Payment Date, beginning November 1, 2022, to the Holder of such Security as of the Close of Business on the Special Interest Record Date immediately preceding the applicable Special Interest Payment Date. Special Interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive an amount in cash equal to the Accreted Principal Amount as of the Maturity Date for each $1,000 in Original Principal Amount of then Outstanding Securities held, together with any accrued and unpaid Special Interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Special Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or any Exchange Date falls, or if any payment, delivery, notice or other action by the Issuers are otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional Special Interest will accrue and no Default shall occur on account of such delay.

(b) Method of Payment. The Issuers will pay the Accreted Principal Amount of, the Fundamental Change Purchase Price, REIT Redemption Price for, and any cash in lieu of fractional shares of Common Stock upon the exchange of, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be. The Issuers will pay any Special Interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate Accreted Principal Amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate Accreted Principal Amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Issuers make such payments by wire transfer to an account of such Holder within the United States, for each Special Interest payment corresponding to each Special Interest Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Issuers will pay the Accreted Principal Amount of, any Special Interest on, the Fundamental Change Purchase Price, REIT Redemption Price for, and any cash in lieu of fractional shares of Common Stock upon the exchange of, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Issuers shall pay any Special Interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Special Interest Payment Date, in accordance with Section 2.13 of the Base Indenture.

Section 2.05 Accretion. Schedule B hereto sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Securities as of specified dates during the period from the Issue Date through the Maturity Date. To the extent that a calculation of the Accreted Principal Amount is required at any given time, the Issuers will make such calculation determined as set forth on Schedule B, and will provide such calculations to the Trustee and the Holders, and the Trustee is entitled to rely conclusively upon the accuracy of the Issuers’ calculations without independent verification. The Trustee will have no responsibility for making such calculations.

ARTICLE 3

REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

Section 3.01 Amendments to the Base Indenture.

(a) No Redemption. Article III of the Base Indenture shall not apply with respect to the Securities.

Section 3.02 Purchase at Option of Holders upon a Fundamental Change. (a) (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Issuers to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining Original Principal Amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Issuers that is not less than 20 calendar days or more than 35 calendar days following the date on which the Issuers deliver the Fundamental Change Issuer Notice, at a purchase price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid Special Interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Issuers purchase a Security on a Fundamental Change Purchase Date that is after a Special Interest Record Date and on or prior to the Special Interest Payment Date corresponding to such Special Interest Record Date, the Issuers shall instead pay such accrued and unpaid Special Interest, if any, on such Security on the Special Interest Payment Date to the Holder of record of such Security as of such Special Interest Record Date.

Purchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(1) if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(2) if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depository and the satisfaction of any other requirements of the Depository in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1) if certificated, the certificate numbers of such Securities;

(2) the portion of the Original Principal Amount of such Securities to be purchased, which must be such that the Original Principal Amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3) that such Securities are to be purchased by the Issuers pursuant to the applicable provisions of the Securities and the Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Issuers of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuers shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Issuer Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such Fundamental Change Issuer Notice, the Issuers or the Parent Guarantor shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Issuers’ or the Parent Guarantor’s website or through such other public medium as the Issuers or the Parent Guarantor may use at that time.

Each Fundamental Change Issuer Notice shall specify:

(1) the events causing the Fundamental Change;

(2) the date of the Fundamental Change;

(3) the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4) the Fundamental Change Purchase Price;

(5) the Fundamental Change Purchase Date;

(6) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(7) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(8) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture;

(9) that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(10) the procedures that Holders must follow to require the Issuers to purchase their Securities.

No failure of the Issuers to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.02.

(c) Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.02 if the Accreted Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Issuers in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Issuers in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Notwithstanding the other provisions of this Article 3, the Issuers will not be required to make an offer to purchase the Securities upon a Fundamental Change if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements in the Indenture and such third party purchases all Securities properly tendered and not validly withdrawn under its offer.

Section 3.03 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid Special Interest, if any, on such Security). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02, subject in each case to extensions to comply with applicable law.

Section 3.04 Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Issuer Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1) the Original Principal Amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3) the Original Principal Amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the Original Principal Amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depository.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Issuers shall deposit with the Paying Agent (or, if the Issuers or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with the Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and any Special Interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Securities).

Section 3.06 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Issuers or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Security so surrendered that is not purchased.

Section 3.07 Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.02, the Issuers shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Issuers in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08 Repayment to the Issuers. To the extent that the aggregate amount of cash deposited by the Issuers pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Issuers are obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Issuers.

ARTICLE 4

EXCHANGE

Section 4.01 Right To Exchange. (a) (a) Upon compliance with the provisions of the Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, unless such Securities have been redeemed in accordance with Sections 3.02 or 11.01(a), or repurchased by the Issuers, the Holder of any Securities not previously repurchased or redeemed shall have the right, at such Holder’s option, to exchange its Securities, or any portion thereof the Original Principal Amount of which is a multiple of $1,000, into Common Stock, as provided in Section 4.03, by surrender of such Securities so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 4. All references herein to an exchange of Securities refers to exchange of the Original Principal Amount thereof, and, for the avoidance of doubt, the amount of consideration deliverable upon exchange of the Securities shall not be affected by accretion of Accreted Principal Amount pursuant to Section 2.05.

(b) Notwithstanding any other provision of the Securities or the Indenture, no Holder of Securities will be entitled to receive Common Stock following exchange of such Securities to the extent that receipt of such Common Stock would cause such Holder (either directly or after application of certain constructive ownership rules) to exceed the ownership limits contained in the Parent Guarantor’s charter. Any purported delivery of shares of Common Stock upon exchange of Securities shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging holder violating the restrictions on ownership and transfer of the Common Stock contained in the Parent Guarantor’s charter. Any attempted exchange of Securities that would result in the issuance of shares of Common Stock in violation of these charter restrictions shall be void to the extent of the number of shares of Common Stock that would cause such violation, and the related Securities, or portions, thereof shall be returned to the Holder as promptly as practical. The Issuers shall not have any further obligation to the Holder with respect to such voided exchange and such Securities shall be treated as if they had not been submitted for exchange.

(c) A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s right to require the Issuers to purchase such Security pursuant to Section 3.02 may be exchanged only if such Fundamental Change Purchase Notice is properly withdrawn in accordance with, and within the time periods set forth in, Section 3.04.

(d) If the Issuers deliver a Redemption Notice, a Holder may exchange all or any portion of its Securities called for REIT Redemption on or after the date of such Redemption Notice at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date.

Section 4.02 Exchange Procedures.

(a) Each Security shall be exchangeable at the office of the Exchange Agent and, if applicable, in accordance with the Applicable Procedures of the Depository.

(b) To exercise the exchange privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for exchange pursuant to the Depository’s book-entry exchange program, furnish appropriate endorsements and transfer documents if required by the Issuers or the Exchange Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(h), and the Exchange Agent must be informed of the exchange in accordance with the customary practice of the Depository.

To exercise the exchange privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1) complete and manually sign an exchange notice in the form set forth in the Form of Notice of Exchange (the “Exchange Notice”) or a facsimile of the Exchange Notice;

(2) deliver the Exchange Notice, which is irrevocable, and the Security to the Exchange Agent;

(3) if required, furnish appropriate endorsements and transfer documents,

(4) if required, make any payment required under Section 4.02(f); and

(5) if required, pay all transfer or similar taxes as set forth in Section 4.02(h).

If, upon exchange of a Security, any shares of Common Stock are to be issued to a person other than the Holder of such Security, the related Exchange Notice shall include such other person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be exchanged unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which exchange of such Security is not otherwise prohibited under the Indenture shall be the “Exchange Date” with respect to such Security.

Each exchange shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for exchange at the Close of Business on the applicable Exchange Date, and the person in whose name the certificate for any shares of Common Stock delivered upon exchange is registered shall be treated as a stockholder of record as of the Close of Business on such Exchange Date.

(c) Endorsement. Any Securities surrendered for exchange shall, unless shares of Common Stock issuable on exchange are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuers duly executed by, the Holder or its duly authorized attorney.

(d) Physical Securities. If any Securities in a denomination greater than $1,000 Original Principal Amount shall be surrendered for partial exchange, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate Original Principal Amount equal to the unexchanged portion of the surrendered Securities.

(e) Global Securities. Upon the exchange of a beneficial interest in Global Securities, the Exchange Agent shall make a notation in its records as to the reduction in the Original Principal Amount represented thereby. The Issuers shall notify the Trustee in writing of any exchanges of Securities effected through any Exchange Agent other than the Trustee.

(f) Special Interest Due Upon Exchange. If a Holder exchanges a Security after the Close of Business on a Special Interest Record Date but prior to the Open of Business on the Special Interest Payment Date corresponding to such Special Interest Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of any Special Interest that will be payable on such Security on the corresponding Special Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Exchange Date follows the Special Interest Record Date immediately preceding the Maturity Date; (2) if the Issuers have specified a Redemption Date that occurs following a Special Interest Record Date but occurs on or prior to the corresponding Special Interest Payment Date; (3) if the Issuers have specified a Fundamental Change Purchase Date that is after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date and the Holder exchanges its Security after the Close of Business on such Special Interest Record Date and on or prior to the Open of Business on such Special Interest Payment Date; or (4) to the extent of any overdue Special Interest, if any overdue Special Interest exists at the time of exchange with respect to such Security.

(g) [Reserved.]

(h) Taxes Due Upon Exchange. If a Holder exchanges a Security, the Issuers will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the exchange, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(i) Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issuable upon exchange shall be computed on the basis of the aggregate Original Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Security or Securities, the Issuers shall make a payment therefor in cash to the Holder of Securities equal to the product of (i) such fraction of a share and (ii) the Last Reported Sale Price of the Common Stock on the relevant Scheduled Trading Day (or, if the Scheduled Trading Day is not a Trading Day, the next following Trading Day).

Section 4.03 Settlement Upon Exchange.

(a) Upon exchange of any Securities, subject to Sections 4.01, 4.02 and this Section 4.03, the Issuers shall satisfy their obligation upon exchange (the “Exchange Obligation”) by delivery of the shares (and, if applicable, payment of the cash) described under Section 4.03(b) below.

(b) Upon exchange of Securities, the Issuers shall deliver, in respect of each $1,000 Original Principal Amount of Securities tendered for exchange in accordance with their terms:

(1) a number of shares of Common Stock equal to (a) (i) the aggregate Original Principal Amount of Securities to be exchanged divided by (ii) $1,000, multiplied by (b) the applicable Exchange Rate on the date the exchanging Holder is treated as a record owner of the Common Stock pursuant to the last paragraph of Section 4.02(b); and

(2) an amount in cash in lieu of any fractional shares of Common Stock as provided in Section 4.02(i).

(c) Delivery of the shares of Common Stock (and, if applicable, payment of the cash) pursuant to Section 4.03(b) shall be made by the Issuers on or prior to the second Business Day immediately following the Exchange Date to the holder of a Security surrendered for exchange, or such holder’s nominee or nominees, and the Issuers shall deliver to the Exchange Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock to which such holder shall be entitled as part of such Exchange Obligation. Notwithstanding the foregoing, delivery of the shares of Common Stock (and, if applicable, payment of the cash) pursuant to Section 4.03(b) with respect to any Exchange Date that occurs on or after the Special Interest Record Date immediately preceding the Maturity Date shall be made by the Issuers on the Maturity Date.

(d) Settlement of Accrued Special Interest and Deemed Payment of Accreted Principal Amount. If a Holder exchanges a Security, the Issuers will not adjust the Exchange Rate to account for any accrued and unpaid Special Interest on, or any accretion of the principal amount of, such Security, and the Issuers’ delivery of shares of Common Stock (and cash in lieu of fractional shares, if any) for which a Security is exchangeable will be deemed to satisfy and discharge in full the Issuers’ obligation to pay the Accreted Principal Amount of, and accrued and unpaid Special Interest, if any, on, such Security to, but excluding, the Exchange Date; provided, however, that if a Holder exchanges a Security after a Special Interest Record Date and prior to the Open of Business on the corresponding Special Interest Payment Date, the Issuers will still be obligated to pay any Special Interest due on such Special Interest Payment Date to the Holder of such Security on such Special Interest Record Date (provided the Holder makes the Special Interest payment upon exchange if so required by Section 4.02(f)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid Special Interest with respect to a exchanged Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on exchange of such Holder’s Securities if the applicable Exchange Date is after the Record Date for such dividend or distribution.

(e) Notices. Whenever an Exchange Date occurs with respect to a Security, the Exchange Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Exchange Date, deliver to the Issuers and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the Original Principal Amount of Securities exchanged on such Exchange Date and the names of the Holders that exchanged Securities on such Exchange Date.

Section 4.04 Adjustment of Exchange Rate. The Exchange Rate will be adjusted as described in this Section 4.04, except that the Issuers shall not make any adjustment to the Exchange Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the transactions described below without having to exchange their Securities, as if they held a number of shares of Common Stock equal to the applicable Exchange Rate, multiplied by the Original Principal Amount (expressed in thousands) of Securities held by such Holder.

(a) If the Parent Guarantor exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of the Common Stock, or if the Parent Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;
CR1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made pursuant to this Section 4.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Parent Guarantor determines not to pay such dividend or distribution to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Parent Guarantor issues to all or substantially all holders of the outstanding Common Stock any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the Record Date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

CR1	=	CR0	x	OS0+ X
OS0 + Y

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;
CR1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Parent Guarantor for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Parent Guarantor.

(c) If the Parent Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the outstanding Common Stock, excluding:

(1) dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(2) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 4.04(d) shall apply; and

(3) Spin-Offs described in Section 4.04(c);

then the Exchange Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors of the Parent Guarantor) of the shares of the Parent Guarantor’s Capital Stock, evidences of the Parent Guarantor’s indebtedness, other assets, or property of the Parent Guarantor or rights, options or warrants to acquire the Parent Guarantor’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

provided that if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 Original Principal Amount of a Security it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Parent Guarantor’s Capital Stock, evidences of the Parent Guarantor’s indebtedness, other assets or property of the Parent Guarantor or rights, options or warrants to acquire the Parent Guarantor’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Record Date for the distribution.

Any increase made under this portion of this Section 4.04(c) will become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Parent Guarantor or other business unit of the Parent Guarantor, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such Spin-Off;

CR1	=	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of outstanding Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 4.04(c) will be made immediately after the Open of Business on the day after the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Record Date for the Spin-Off. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 4.04(c) related to “Spin-Offs” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Exchange Date.

For purposes of the second adjustment set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(f), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Parent Guarantor to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Parent Guarantor’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Exchange Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 4.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(1) a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(2) a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then, in either case, (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Parent Guarantor, (A) the “Record Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Record Date” within the meaning of Section 4.04(b) hereof, and (iii) the

Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Parent Guarantor, (A) the “Record Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Record Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Record Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d) If any cash dividend or distribution is made to all or substantially all holders of the outstanding Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividends threshold amount (the “DTA”) for such quarter, the Exchange Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0 - DTA
SP0 - C

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the dividend threshold amount, which shall initially be $0.375 per quarter provided, however, that the DTA with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were paid to all or substantially all holders of the outstanding Common Stock during the applicable dividend period prior to such payment and provided further that if the result of such reduction is a negative number, the DTA shall be deemed to be zero; and

C	=	the amount in cash per share that the Parent Guarantor distributes to holders of the outstanding Common Stock.

The DTA is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted, other than adjustments made pursuant to this Section 4.04(d).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 Original Principal Amount of Securities it holds, at the same time and upon the same terms as holders of shares of the outstanding Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for such cash dividend or distribution. Such increase shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Parent Guarantor or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Exchange Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Exchange Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Parent Guarantor) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 4.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the ten Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 4.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Exchange Date.

(f) Poison Pill. Whenever a Holder exchanges a Security, to the extent that the Parent Guarantor has a rights plan in effect, the Holder exchanging such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such exchange, the rights under the rights plan unless, prior to exchange the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation (and not at the time of the issuance of the rights) as if the Parent Guarantor distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) Limitation on Adjustments. Except as stated in this Section 4.04, the Issuers will not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Exchange Rate, then, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

In addition, notwithstanding anything to the contrary herein, the Exchange Rate will not be adjusted:

(1) on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors of the Parent Guarantor or otherwise;

(2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent Guarantor’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement (including issuances to the personnel of the Parent Guarantor’s external manager pursuant to any such plan, program or agreement) of or assumed by the Parent Guarantor or any of its Subsidiaries;

(4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Securities were first issued;

(5) for a change in the par value of the Common Stock;

(6) for accrued and unpaid Special Interest on the Securities, if any; or

(7) for an event otherwise requiring an adjustment under the Indenture if such event is not consummated.

(h) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent Guarantor so long as the Parent Guarantor does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent Guarantor, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(i) Withholding on Adjustments. If, in connection with any adjustment to the Exchange Rate as set forth in this Section 4.04 a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Issuers (or their withholding agent) may withhold any withholding tax it (or such withholding agent) reasonably believes it (or such withholding agent) is required to collect with respect to any such deemed distribution from cash payments of any Special Interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon an exchange of Securities in accordance with the provisions of Section 4.03 hereof, a repurchase of a Security in accordance with the provisions of Article 3 hereof or a redemption of a Security in accordance with the provisions of Article 11 hereof.

Section 4.05 Adjustments of Prices and Voluntary Adjustments.

(a) Adjustments of Prices. Whenever any provision of the Indenture requires the Issuers to calculate the Last Reported Sale Prices or any function thereof over a span of multiple days, the Issuers will make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Effective Date, Record Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, the Issuers are permitted to increase the Exchange Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors of the Parent Guarantor determines that such increase would be in the Issuers’ and/or the Parent Guarantor’s best interest. The Issuers may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06 Adjustment to Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Exchange Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to exchange its Securities in connection with such Make-Whole Fundamental Change, the Issuers shall, under certain circumstances, increase the Exchange Rate for the Securities so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06. An exchange of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change.

(b) Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Exchange Rate will be increased for a Holder that exchanges its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(c) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2) If the Stock Price is greater than $125.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(c)(4) hereof), the Exchange Rate shall not be increased.

(3) If the Stock Price is less than $42.67 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(c)(4) hereof), the Exchange Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Exchange Rate be increased on account of a Make-Whole Fundamental Change to exceed 25.8568 shares of Common Stock per $1,000 Original Principal Amount of Securities, subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 4.04 hereof.

(4) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Securities is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Exchange Rate is required to be adjusted as set forth in Section 4.04.

(d) Notices. The Issuers shall notify the Trustee and the Holders of the Effective Date of any Make Whole Fundamental Change announcing such Effective Date no later than five Business Days after such Effective Date. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such notice, the Issuers or the Parent Guarantor shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Issuers’ or the Parent Guarantor’s website or through such other public medium as the Issuers or the Parent Guarantor may use at that time.

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the case of:

(1) any recapitalization, reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(2) any consolidation, merger or combination involving the Parent Guarantor;

(3) any sale, lease or other transfer to a third party of the consolidated assets of the Parent Guarantor and its Subsidiaries substantially as an entirety; or

(4) any statutory share exchange;

and, in each case, as a result of which the outstanding Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (i) is entitled to receive in the applicable Merger Event or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to exchange each $1,000 Original Principal Amount of Securities into a number of shares of the Common Stock equal to the applicable Exchange Rate will, without the consent of the Holders, be changed into a right to exchange each $1,000 Original Principal Amount of Securities into a number of Units of Reference Property equal to the applicable Exchange Rate and, prior to or at the effective time of such Merger Event, the Issuers, the Parent Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to exchange each $1,000 Original Principal Amount of Securities. With respect to any such Reference Property, the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

If the Merger Event causes the outstanding Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of Reference Property is comprised of the per-share of Common Stock weighted average of the types and amounts of consideration received by the holders of the Common Stock in the Merger Event that affirmatively make such an election, the Issuers shall notify Holders of the weighted average as soon as practicable after such determination is made.

The Parent Guarantor shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors of the Parent Guarantor or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Parent Guarantor shall reasonably consider necessary.

(b) Notice of Supplemental Indentures. The Issuers shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events and the provisions of this Section 4.07 and Article IX of the Base Indenture (as modified by Article 8 of this Supplemental Indenture) shall apply to any such successive Merger Events.

Section 4.08

Section 4.08 Stock Issued Upon Exchange.

(a) Reservation of Shares. To the extent necessary to satisfy the Issuers’ obligations under the Indenture, prior to issuing any shares of Common Stock, the Parent Guarantor will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the exchange of the Securities.

(b) Certain other Covenants. The Parent Guarantor covenants that all shares of Common Stock that may be issued upon exchange of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

(c) Stock Transfer Agent. American Stock Transfer & Trust Company is, as of the date of the this Supplemental Indenture, the Stock Transfer Agent for the Common Stock and the Issuers shall notify the Trustee if the Stock Transfer Agent for the Common Stock is changed. The Issuers and the Trustee (as Exchange Agent) agree to cooperate with the Stock Transfer Agent for the Common Stock in connection with any exchanges of the Securities.

The Parent Guarantor shall list or cause to have quoted any shares of Common Stock to be issued upon exchange of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09 Responsibility of Trustee. The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Exchange Rate (or any adjustments thereto), to determine whether any facts exist which may require any adjustment of the Exchange Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the exchange of any Securities; and the Trustee and the Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuers or the Parent Guarantor to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuers or the Parent Guarantor contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Exchange Agent.

Section 4.10 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Issuers shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to the Indenture, the Issuers are already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Issuers, at the time they are required to deliver a notice, do not have knowledge of all of the information required to be included in such notice, in which case, the Issuers shall (A) deliver notice at such time containing only the information that they have knowledge of at such time (if they have knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Issuers, deliver notice to each Holder containing such information. In each case, the failure by the Issuers to give such notice, or any defect therein, shall not affect the legality or validity of such event. Any notices sent to Holders shall also be sent to the Trustee.

(b) Issuances, Distributions, and Dividends and Distributions. If the Parent Guarantor (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Stock described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 4.04(d) hereof, then the Issuers shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Record Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and Record Date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Issuers shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or Record Date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(c) Voluntary Increases. If the Issuers increase the Exchange Rate pursuant to Section 4.05(b), the Issuers shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Exchange Rate will be increased.

(d) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Parent Guarantor, the Issuers shall deliver notice to the Holders at promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and Record Date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Issuers shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or Record Date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(e) Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Issuers will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5

PARTICULAR COVENANTS OF THE ISSUERS

Section 5.01 Payment of the Accreted Principal Amount, Special Interest, Fundamental Change Purchase Price and REIT Redemption Price. This Section 5.01 shall replace Section 4.01 of the Base Indenture in its entirety.

The Issuers covenant and agree that they will jointly and severally cause to be paid the Accreted Principal Amount of (including any of the Fundamental Change Purchase Price or the REIT Redemption Price, if applicable), and accrued and unpaid Special Interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.02 Maintenance of Office or Agency. The Issuers will maintain an office of the Paying Agent, an office of the Registrar and an office or agency where Securities may be surrendered for exchange (“Exchange Agent”) and where notices and demands to or upon the Issuers in respect of the Securities and the Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Issuers may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Issuers hereby initially designate the Trustee as the Paying Agent, Registrar, Custodian, Exchange Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Issuers for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or exchange or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, exchange, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of the Indenture.

Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuers, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04 Provisions as to Paying Agent. (a) (a)If the Issuers shall appoint a Paying Agent other than the Trustee, the Issuers shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such agent for the payment of the Accreted Principal Amount of, accrued and unpaid Special Interest, if any, on, and the Fundamental Change Purchase Price, REIT Redemption Price for, the Securities in trust for the benefit of the holders of the Securities;

(2) that it will give the Trustee prompt notice of any failure by the Issuers to make any payment of the Accreted Principal Amount of, accrued and unpaid Special Interest, if any, on, or the Fundamental Change Purchase Price, REIT Redemption Price for, the Securities when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuers shall, on or before each due date of the Accreted Principal Amount of, accrued and unpaid Special Interest, if any, on, and the Fundamental Change Purchase Price, the REIT Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such Accreted Principal Amount, accrued and unpaid Special Interest, the Fundamental Change Purchase Price or the REIT Redemption Price, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b) If the Issuers shall act as their own Paying Agent, they will, on or before each due date of the Accreted Principal Amount of, accrued and unpaid Special Interest, if any, on, or Fundamental Change Purchase Price, REIT Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such Accreted Principal Amount, accrued and unpaid Special Interest, if any, the Fundamental Change Purchase Price or REIT Redemption Price so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuers to make any payment of the Accreted Principal Amount of, accrued and unpaid Special Interest on, or Fundamental Change Purchase Price, REIT Redemption Price for, the Securities when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, but subject to Article 7, the Issuers may, at anytime, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuers or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuers or any Paying Agent to the Trustee, the Issuers or such Paying Agent shall be released from all further liability with respect to such sums.

Section 5.05 Rule 144A Information Requirement; Reporting; and Registration Default Additional Interest. This Section 5.05 will replace Section 4.02 of the Base Indenture in its entirety.

(a) For as long as any Securities are Outstanding hereunder, at any time the Parent Guarantor is not subject to Section 13 and 15(d) of the Exchange Act, the Issuers and the Parent Guarantor shall, as long as any of the Securities or any shares of Common Stock deliverable upon exchange of the Securities shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock deliverable upon exchange of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or such shares of Common Stock, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time).

(b) The Issuers will file with the Trustee, within 15 days after the Parent Guarantor is required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Parent Guarantor files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05(b) at the time of such filing through the EDGAR system (or such successor thereto).

(c) Delivery of any such reports, information and documents described in Section 5.05(b) to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d) If a Registration Default occurs under the Registration Rights Agreement, the Issuers shall pay the Registration Default Additional Interest in accordance with the Registration Rights Agreement.

(e) Registration Default Additional Interest shall be payable in arrears on each Special Interest Payment Date following accrual in the manner set forth in Section 2.04 and shall be in addition to any Special Interest that may accrue, at the Issuers’ election, as the sole remedy relating to a Reporting Event of Default pursuant to Section 6.04(a).

Section 5.06 Statements as to Defaults. The Issuers shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Issuers become aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Issuers propose to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 12.05 of the Base Indenture.

Section 5.07 Special Interest Notice. If any Special Interest is payable by the Issuers pursuant to section 5.05(d) or Section 6.04 hereof, the Issuers shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Special Interest (in aggregate and per $1,000 Original Principal Amount of Securities) and (b) the date on which such Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable. If the Issuers have paid any Special Interest directly to the Persons entitled to them, the Issuers shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.08 Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Exchange Rate such that the Exchange Price per share of Common Stock issuable upon exchange of the Securities would be less than the par value of the Common Stock, the Parent Guarantor shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Exchange Rate.

ARTICLE 6

REMEDIES

Section 6.01 Amendments to the Base Indenture.

(a) The Holders shall not have the benefit of Article VI of the Base Indenture and, with respect to the Securities, this Article 6 supersedes Article VI of the Base Indenture in its entirety.

(b) The references to Section 6.05 in Section 7.01(c)(i) and (g) of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 6.06 of this Supplemental Indenture.

(c) The references to Section 6.01(d) and (e) in the third paragraph of Section 7.07 of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 6.02(h) and (i) of this Supplemental Indenture.

(d) The reference to Section 6.04 in Section 9.02 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by reference to Section 6.05 of this Supplemental Indenture.

(e) The reference to Section 6.08 in Section 9.02 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.08 of this Supplemental Indenture.

Section 6.02 Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a) default in any payment of Special Interest on any Security when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of the Accreted Principal Amount of any Security (including the Fundamental Change Purchase Price or REIT Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Issuers to comply with their obligations under Article 4 hereof to exchange the Securities into shares of Common Stock determined in accordance with Article 4 hereof upon exercise of a Holder’s exchange right and that failure continues for three Business Days;

(d) failure by the Issuers or the Parent Guarantor to comply with their obligations under Article 9 hereof;

(e) failure by the Issuers to issue a notice in accordance with the provisions of Section 3.02(b) hereof or a notice of a Make-Whole Fundamental Change in accordance with the provisions of Section 4.06(d) hereof, in each case when due;

(f) failure by the Issuers or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in Accreted Principal Amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Issuers to comply with any of the Issuers’ or such Guarantor’s other agreements contained in the Securities or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(g) default following the failure by the Parent Guarantor to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness (other than Non-Recourse Indebtedness) of the Issuers, the Parent Guarantor or any other Subsidiary of the Parent Guarantor where the aggregate principal amount with respect to which the default has occurred is greater than $50,000,000 (or its foreign currency equivalent at the time);

(h) either Issuer, the Parent Guarantor, any Issue Date Subsidiary Guarantor or any Significant Subsidiary of the Parent Guarantor shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of such Person’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Person, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay such Person’s debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against either Issuer, the Parent Guarantor, any Issue Date Subsidiary Guarantor or any Significant Subsidiary of the Parent Guarantor seeking liquidation, reorganization or other relief with respect to such Person or such Person’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of such Person’s property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

(j) the Guarantee by the Parent Guarantor or any Issue Date Subsidiary Guarantor that is a Significant Subsidiary of the Parent Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee.

Section 6.03 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Issuers or the Parent Guarantor), unless the Accreted Principal Amount of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate Accreted Principal Amount of the Securities then Outstanding, by notice in writing to the Issuers (and to the Trustee if given by the Holders), may declare 100% of the Accreted Principal Amount of, and accrued and unpaid Special Interest, if any, on all the Securities to be due and payable immediately. If an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Issuers or the Parent Guarantor occurs and is continuing, the Accreted Principal Amount of, and accrued and unpaid Special Interest, if any, on all Securities shall be immediately due and payable.

Section 6.04 Special Interest.

(a) Notwithstanding any provisions of the Indenture to the contrary, if the Issuers so elect, the sole remedy for an Event of Default relating to the Issuers’ failure to comply with Section 5.05(b) hereof (a “Reporting Event of Default”), will consist exclusively of the right to receive Special Interest on the Securities at a rate per year equal to 0.50% per annum of the Outstanding Accreted Principal Amount of the Securities for each day during such 180-day period as long as such Event of Default is continuing (and neither waived nor cured). If the Issuers so elect, such Special Interest will be payable in the manner and on the dates as set forth in Section 2.04. Any Special Interest payable pursuant to this Section 6.04(a) shall be in addition to any Registration Default Additional Interest that may accrue pursuant to Section 5.05(d). On the 181st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration pursuant to Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Issuers do not elect to pay the Special Interest following an Event of Default in accordance with this Section 6.04 or the Issuers elect to make such payment but does not pay the Special Interest when due, the Securities will be immediately subject to acceleration as provided in Section 6.03.

(b) In order to elect to pay the Special Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Issuers must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Issuers’ failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.03.

Section 6.05 Waiver of Past Defaults. The Holders of a majority in aggregate Accreted Principal Amount of the Securities then Outstanding, by written notice to the Issuers and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of the Accreted Principal Amount or any Special Interest, a failure to deliver consideration due upon exchange or any other provisions that requires the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the Accreted Principal Amount of, and any Special Interest on, the Securities that have become due solely by such declaration of acceleration have been cured or waived.

Section 6.06 Control by Majority. At anytime, the Holders of a majority of the aggregate Accreted Principal Amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Trustee’s duties under Article VII of the Base Indenture, that the Trustee determines to be unduly prejudicial (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial) to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity and/or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification and/or security satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to the Indenture or the Securities unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% of the aggregate Accreted Principal Amount of the then Outstanding Securities request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate Accreted Principal Amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such request.

Section 6.08 Rights of Holders to Receive Payment and to Exchange. Notwithstanding anything to the contrary elsewhere in the Indenture, the right of any Holder to receive payment of the Accreted Principal Amount of, any Special Interest on, Fundamental Change Purchase Price, REIT Redemption Price for, its Securities, on or after the respective due date, and to exchange its Securities and receive payment or delivery of the consideration due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or exchange rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and Guarantors for the whole amount of Accreted Principal Amount of, any Special Interest on, Fundamental Change Purchase Price, REIT Redemption Price for, and the consideration due upon the exchange of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.07 of the Base Indenture.

Section 6.10 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under the Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers and the Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Base Indenture (including Section 7.07 of the Base Indenture) and this Supplemental Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.09 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

Section 6.15 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture and this Supplemental Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the Accreted Principal Amount of, accrued and unpaid Special Interest on, Fundamental Change Purchase Price, REIT Redemption Price for, and any cash due upon exchange of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Issuers, the Guarantors or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Issuers will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16 Undertaking for Costs. All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate Accreted Principal Amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the Accreted Principal Amount of, accrued and unpaid Special Interest, if any, on, or Fundamental Change Purchase Price, REIT Redemption Price for, any Security on or after the due date expressed or provided for in the Indenture or to any suit for the enforcement of the right to exchange any Security in accordance with the provisions of Article 4 hereof.

Section 6.17 Waiver of Stay, Extension and Usury Laws. The Issuers and Guarantors covenant that, to the extent that they may lawfully do so, they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Issuers and Guarantors, to the extent that they may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18 Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, whenever a Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice of such Default, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the Accreted Principal Amount of, any Special Interest on, or Fundamental Change Purchase Price, REIT Redemption Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon exchange of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. Article VIII of the Base Indenture shall not apply with respect to the Securities. The provisions set forth in this Article 7 shall, with respect to the Securities, supersede in their entirety Article VIII of the Base Indenture.

When (a) the Issuers shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date or REIT Redemption Price, upon exchange or otherwise) and the Issuers or Guarantors shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash and shares of Common Stock, if any, as the case may be (solely to settle amounts due with respect to outstanding exchanges), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including the Accreted Principal Amount and any Special Interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date or REIT Redemption Price, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if Issuers or Guarantors shall also pay or cause to be paid all other sums payable hereunder by the Issuers and the Guarantors, then the Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture; the Issuers, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Securities.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuers if acting as their own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for the Accreted Principal Amount and Special Interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Issuers, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the Accreted Principal Amount of or Special Interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the Accreted Principal Amount of or Special Interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Issuers by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Issuers for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations and the Guarantors’ obligations under the Indenture, the Guarantees and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Issuers make any payment of Special Interest on, the Accreted Principal Amount of or payment or delivery in respect of any Security following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Issuers and the Guarantors (each when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to conform the terms of the Indenture, the Guarantees or the Securities to the description thereof in the Preliminary Offering Memorandum, as supplemented by the related pricing term sheet;

(b) to evidence the succession by a Successor Issuer or Successor Parent Guarantor and to provide for the assumption by a Successor Issuer or a Successor Parent Guarantor of the Issuers’ or the Parent Guarantor’s obligations under the Indenture or the relevant Guarantee;

(c) to add guarantees with respect to the Securities;

(d) to secure the Securities;

(e) to issue additional Securities pursuant to Section 2.01(c);

(f) to add to the Issuers’ or the Guarantors’ covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Issuers or Guarantors by the Indenture;

(g) to cure any ambiguity, defect or inconsistency in the Indenture, the Guarantees or the Securities, including to make any other change that does not adversely affect the rights of any Holder in any material respect;

(h) to provide for a successor Trustee; or

(i) to comply with the Applicable Procedures of the Depository.

Section 8.02 Supplemental Indentures With Consent of Holders. Section 9.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 9.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in Accreted Principal Amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by consent of said Holders delivered to the Issuers and the Trustee, the Issuers and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) reduce the percentage in aggregate Accreted Principal Amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of Special Interest on any Security or change the time for payment of Special Interest on any Security;

(c) reduce the Accreted Principal Amount of any Security or change the Maturity Date;

(d) change the place or currency of payment on any Security;

(e) make any change that impairs or adversely affects the exchange rights of any Securities;

(f) reduce the Fundamental Change Purchase Price or REIT Redemption Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Issuers’ obligation to pay the Fundamental Change Purchase Price or REIT Redemption Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g) impair the right of any Holder of Securities to receive payment of the Accreted Principal Amount of, and Special Interest, if any, on, its Securities, or the right to receive the consideration due upon exchange of its Securities on or after the due dates therefore or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;

(h) modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Securities;

(i) make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.05 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities;

(j) release the Parent Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(k) release all or substantially all of the value of the Guarantees, except in accordance with the terms of the Indenture.

It shall not be necessary for the consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

For the avoidance of doubt, the provisions of Article IX of the Base Indenture other than Sections 9.01 and 9.02 shall remain in effect and continue to apply with respect to the Securities.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Issuers shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9

SUCCESSORS TO ISSUERS AND PARENT GUARANTOR

Section 9.01 Consolidation, Merger and Sale of Assets.

(a) The provisions in Article V of the Base Indenture shall not apply with respect to the Securities, and this Article 9 supersedes the entirety thereof.

(b) In addition, the reference to Article V in Section 4.03 of the Base Indenture is, with respect to the Securities, deemed replaced with a reference to this Article 9.

Section 9.02 Issuers and Parent Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.04, the Issuers and the Parent Guarantor shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease the Issuers’ or the Parent Guarantor’s properties and assets substantially as an entirety to another Person, unless:

(a) the relevant Issuer or Parent Guarantor, as applicable, shall be the surviving Person or the resulting, surviving or transferee Person (if not the relevant Issuer, the “Successor Issuer”, or if not the Parent Guarantor, the “Successor Parent Guarantor”) is a Person, or in the case of the Parent Guarantor, a corporation, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Issuer or Successor Parent Guarantor (if not the relevant Issuer or the Parent Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Issuer or the Parent Guarantor under the Securities, the Parent Guarantor’s Guarantee and the Indenture;

(b) in the case of either Issuer, if the surviving Person is not the same Person, each Issue Date Subsidiary Guarantor (unless any such Issuer Date Subsidiary Guarantor is the surviving Person referred to in clause (a) above) shall have by supplemental indenture confirmed that such Issue Date Subsidiary Guarantor’s Guarantee shall apply to such surviving Person’s obligations under the Indenture and the Securities; and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 9.03 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by such Successor Issuer or such Successor Parent Guarantor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the Accreted Principal Amount of (including any Fundamental Change Purchase Price or REIT Redemption Price), accrued and unpaid Special Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Issuer or the Parent Guarantor, as applicable, under the Indenture, such Successor Issuer or Successor Parent Guarantor, as applicable, shall succeed to and be substituted for, and may exercise every right and power of, such Issuer or the Parent Guarantor, as applicable, under the Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of such Issuer, any or all of the Securities issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such Successor Issuer instead of such Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of such Issuer to the Trustee for authentication, and any Securities that such Successor Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Securities theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Persons named as the

“Issuers” or “Parent Guarantor” in the first paragraph of this Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under the Indenture and the relevant Guarantee, as applicable.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.04 Opinion of Counsel to Be Given to Trustee. In the case of an such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Article 9 and constitutes the legal, valid and binding obligations of such Issuer or the Parent Guarantor, as applicable (subject to customary exceptions and assumptions).

ARTICLE 10

MEETING OF HOLDERS OF SECURITIES

Section 10.01 Purposes for Which Meetings May Be Called.

(a) A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article 10 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by Holders of Securities.

Section 10.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 12.03 of the Base Indenture, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuers, pursuant to a Board Resolution, or the Holders of at least 25% in Accreted Principal Amount of the outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 10.02.

Section 10.03 Persons Entitled to Vote at Meetings

(a) To be entitled to vote at any meeting of Holders of Securities, a Person shall be

(1) a Holder of one or more outstanding Securities, or

(2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuers and their respective counsel.

Section 10.04 Quorum; Action.

(a) The Persons entitled to vote a majority in Accreted Principal Amount of the outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Indenture expressly provides may be given by the Holders of not less than a specified percentage in Accreted Principal Amount of the outstanding Securities, the Persons entitled to vote such specified percentage in Accreted Principal Amount of the outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate Accreted Principal Amount of the then outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

(b) Except as limited by the proviso to Section 8.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate Accreted Principal Amount of the outstanding Securities; provided, however, that, except as limited by the proviso to Section 8.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority in Accreted Principal Amount of the outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in Accreted Principal Amount of the outstanding Securities.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section 10.04 shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 10.04, if any action is to be taken at a meeting of Holders of Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Securities affected thereby:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the Accreted Principal Amount of the outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Section 10.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuers or by Holders of Securities as provided in Section 10.02(b), in which case the Issuers or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in Accreted Principal Amount of the outstanding Securities represented at the meeting.

(c) At any meeting each Holder of such Securities or proxy shall be entitled to one vote for each $1,000 Accreted Principal Amount of the outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Securities or proxy.

(d) Any meeting of Holders of Securities duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in Accreted Principal Amount of the outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 10.06 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the Accreted Principal Amounts and serial numbers of the outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 11

REDEMPTION

Section 11.01 Redemption.

(a) The Issuers may redeem the Securities (a “REIT Redemption”) in an Original Principal Amount that is an integral multiple of $1,000, for cash, in whole or from time to time in part, at the Issuers’ option, at a redemption price (the “REIT Redemption Price”) equal to the sum of (i) 100% of the Accreted Principal Amount of the Securities to be redeemed and (ii) any accrued and unpaid Special Interest thereon to, but excluding, the Redemption Date, to the extent the Board of Directors of the Parent Guarantor determines such REIT Redemption is reasonably necessary to preserve the Parent Guarantor’s qualification as a real estate investment trust for U.S. federal income tax purposes.

(b) If the Redemption Date falls after a Special Interest Record Date and on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, the Issuers will pay, on or before such Special Interest Payment Date, the full amount of accrued and unpaid Special Interest, if any, to the Holder of record on such Special Interest Record Date and the REIT Redemption Price will instead be equal to 100% of the Accreted Principal Amount of the Securities to be redeemed.

Section 11.02 Notice of Redemption; Selection of Securities.

(a) If the Issuers wish to exercise its right to redeem all or, as the case may be, any part of the Securities pursuant to Section 11.01(a), it shall fix a date for Redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee at least five Business Days prior to the date such notice is to be sent to Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuers, shall provide notice specifying whether the Issuers are effecting a REIT Redemption (a “Redemption Notice”) not less than 15 nor more than 30 calendar days prior to the Redemption Date to each Holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the Register. The Redemption Date must be a Business Day. The Issuers shall not send a Redemption Notice so long as a Registration Default exists and is continuing.

(b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail to the Holder of any Security designated for a REIT Redemption, as a whole or in part, or any defect in the Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Security.

(c) Each Redemption Notice shall specify:

(1) the Redemption Date;

(2) the REIT Redemption Price;

(3) the Accreted Principal Amount;

(4) that on the Redemption Date, the REIT Redemption Price will become due and payable upon each Security to be redeemed, and that, unless the Issuers default in the payment of the REIT Redemption Price, Special Interest thereon, if any, shall cease to accrue on and after the Redemption Date and that the Accreted Principal Amount on the Securities called for redemption shall cease to accrete on and after the Redemption Date;

(5) the place or places where such Securities are to be surrendered for payment of the REIT Redemption Price;

(6) that Holders may surrender their Securities for exchange at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date;

(7) the procedures a exchanging Holder must follow to exchange its Securities;

(8) the then-current Exchange Rate;

(9) the CUSIP and ISIN or other similar numbers, if any, assigned to such Securities; and

(10) in case any Security is redeemed in part only, the portion of the Original Principal Amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in Original Principal Amount equal to the unredeemed portion thereof shall be issued.

(d) A Redemption Notice shall be irrevocable.

(e) If fewer than all of the outstanding Securities are to be redeemed, the Securities shall be selected for REIT Redemption (in Original Principal Amount of $1,000 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of Global Securities, and by lot, in the case of Physical Securities.

(f) If a Holder exchanges a Security a portion of which has been selected for REIT Redemption, the exchanged portion will be deemed to be from the portion selected for REIT Redemption.

(g) In the event of any REIT Redemption in part, the Issuers shall not be required to register the transfer of or exchange any Security so selected for REIT Redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 11.03 Payment of Securities Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Securities in accordance with Section 11.02, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the REIT Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Issuers at the REIT Redemption Price.

(b) Prior to the Open of Business on the Redemption Date, the Issuers shall deposit with the Paying Agent or, if either Issuer or a Subsidiary of such Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the REIT Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Issuers, return to the Issuers any funds in excess of the REIT Redemption Price.

Section 11.04 Restrictions on Redemption.

(a) The Issuers may not redeem any Securities on any date if the Accreted Principal Amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuers in the payment of the REIT Redemption Price with respect to such Securities).

ARTICLE 12

MISCELLANEOUS

Section 12.01 Effect on Successors and Assigns. All agreements of the Issuers, the Guarantors, the Trustee, the Registrar, the Paying Agent and the Exchange Agent in the Indenture and the Securities will bind their respective successors.

Section 12.02 Governing Law; Jurisdiction; Waiver of Jury Trial. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE GUARANTEES AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

The Issuers, the Guarantors, the Trustee and, by acceptance of the Securities, each Holder agrees that any suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF THE SECURITIES BY HIS ACCEPTANCE THEREOF HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.03 No Security Interest Created. Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04 [Reserved].

Section 12.05 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.06 Calculations. Except as otherwise provided in the Indenture, the Issuers shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Accreted Principal Amount of any Security, any accrued Special Interest (including Registration Default Additional Interest) payable on the Securities and the Exchange Rate (including adjustments thereto). The Issuers shall make all these calculations in good faith and, absent manifest error, the Issuers’ calculations shall be final and binding on Holders of Securities. The Issuers shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuers’ calculations without independent verification. The Trustee will forward the Issuers’ calculations to any Holder upon the request of that Holder at the sole cost and expense of the Issuers. Neither the Trustee or the Exchange Agent will have any responsible for making such calculations.

Whenever the Issuers are required to calculate the Exchange Rate, or any adjustment thereto, the Issuers will do so to the nearest 1/10,000th of a share of Common Stock.

Section 12.07 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.08 Notices. The Issuers, the Guarantors or the Trustee, by notice given to the other in the manner provided in Section 12.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Section 12.03 of the Base Indenture, whenever the Issuers are required to deliver notice to the Holders, the Issuers will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Exchange Agent. Each notice to the Trustee, the Paying Agent, the Registrar and the Exchange Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Exchange Agent, as the case may be, to the Issuers.

Section 12.09 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each Issuer, each Guarantor and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 12.10 The Trustee. The recitals in this Supplemental Indenture are made by the Issuers or Guarantors only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, indemnities powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 12.11 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or Guarantors shall have any liability for any obligations of the Issuers or Guarantors under the Securities, the Guarantees, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.12 Use of Electronic Communications. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Securities must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuers and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE 13

GUARANTEES

Section 13.01 Guarantees.

(a) The provisions in Section 13.01(a) of the Base Indenture shall not apply with respect to the Securities, and Section 13.01(b) hereunder shall supersede the entirety thereof.

(b) Each Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities held thereby and the obligations of the Issuers hereunder and thereunder, that: (i) the Accreted Principal Amount of and any Special Interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, in connection with a Fundamental Change, upon REIT Redemption or otherwise, and interest on the overdue Accreted Principal Amount of and (to the extent permitted by law) any Special Interest on the Securities, and the shares of Common Stock deliverable upon exchange of the Securities and any cash in lieu of fractional shares will be promptly paid and/or delivered in full when due, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, in connection with a Fundamental Change, upon REIT Redemption or otherwise. Failing payment or performance when so due of any amount or obligation so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform the same immediately. An Event of Default with respect to the Securities under the Indenture shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuers.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

HAT HOLDINGS I LLC, as Issuer

By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Executive Vice President

HAT HOLDINGS II LLC, as Issuer

By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as Guarantor

By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

HANNON ARMSTRONG SUSTAINABLE
INFRASTRUCTURE, L.P., as Guarantor

By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

HANNON ARMSTRONG CAPITAL, LLC, as Guarantor

By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Share Price and Additional Shares
Date	$42.67	$50.00	$56.54	$65.00	$73.50	$81.00	$88.00	$95.00	$102.00	$109.00	$116.00	$125.00
April 13, 2022	5.7483	3.8342	2.6838	1.6842	1.0351	0.6536	0.4077	0.2383	0.1251	0.0539	0.0150	0.0000
May 1, 2023	6.5550	3.7740	2.5465	1.5142	0.8735	0.5157	0.2974	0.1564	0.0697	0.0218	0.0019	0.0000
May 1, 2024	7.3492	3.4630	2.1357	1.1011	0.5287	0.2505	0.1065	0.0324	0.0031	0.0000	0.0000	0.0000
May 1, 2025	8.1695	4.3789	1.8264	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A - 1

SCHEDULE B

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Securities as of the specified dates during the period from the Issue Date through the Maturity Date.

Accretion Date	Accreted Principal Amount
April 13, 2022	$1,000.00
November 1, 2022	$1,017.88
May 1, 2023	$1,034.42
November 1, 2023	$1,051.22
May 1, 2024	$1,068.31
November 1, 2024	$1,085.67
May 1, 2025	$1,103.31

The Accreted Principal Amount for Securities between the dates listed above will include an amount reflecting the principal that has accreted as of such date since the immediately preceding date in the table at an accretion rate of 3.25% per annum.

Schedule B - 1

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAYBE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (“HASI”), AND

(2)

AGREES FOR THE BENEFIT OF HAT HOLDINGS I LLC, HAT HOLDINGS II LLC (COLLECTIVELY, “HAT HOLDINGS”) AND HASI THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)	TO HASI OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS), OR

(B)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF HASI.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HASI DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[For Physical Securities, include the following legend:

Exhibit A - 1

THIS SECURITY WILL BE TREATED AS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE CLOSING DATE, ISSUE PRICE, YIELD TO MATURITY AND THE AMOUNT OF OID, PLEASE CONTACT THE CHIEF ACCOUNTING OFFICER OF THE ISSUERS AT 1906 TOWNE CENTRE BLVD., ANNAPOLIS, MARYLAND 21401 OR 410-571-9860.]

Exhibit A - 2

No: [ ]

CUSIP: 418751 AG8

ISIN: US418751AG80

Original Principal Amount $[ ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

HAT Holdings I LLC and HAT Holdings II LLC

0.00% Green Exchangeable Senior Notes due 2025

HAT Holdings I LLC and HAT Holdings II LLC, each a Maryland limited liability company, jointly and severally promises to pay to [ ] [include “Cede & Co.” for Global Security] or registered assigns, the Accreted Principal Amount of $[ ] on May 1, 2025 (the “Maturity Date”).

Special Interest Payment Dates: May 1 and November 1, beginning on November 1, 2022.

Special Interest Record Dates: April 15 and October 15.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

Exhibit A - 3

IN WITNESS WHEREOF, HAT HOLDINGS I LLC and HAT HOLDINGS II LLC have caused this instrument to be duly signed.

HAT HOLDINGS I LLC

By:
Name:
Title:

Dated:

HAT HOLDINGS II LLC

By:
Name:
Title:

Dated:

Exhibit A - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Exhibit A - 5

[FORM OF REVERSE OF SECURITY]

HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC

0.00% Green Exchangeable Senior Notes due 2025

This Security is one of a duly authorized issue of securities of the Issuers (herein called the “Securities”), issued under a Indenture dated as of April 13, 2022 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of April 13, 2022 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and among the Issuers, the Guarantors and U.S. Bank Trust Company, National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security does not benefit from a sinking fund.

This Security is subject to redemption in accordance with Section 11.01(a) of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Issuers to purchase this Security, or any portion of this Security such that the Original Principal Amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange this Security or a portion of this Security unless earlier repurchased or redeemed by the Issuers, such that the Original Principal Amount of this Security that is not exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Issuers will jointly and severally make all payments in respect of the Fundamental Change Purchase Price, the REIT Redemption Price, and the Accreted Principal Amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Issuers will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the Guarantors and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Issuers, the Guarantors and the Trustee with the consent of the Holders of a majority in Accreted Principal Amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Accreted Principal

Exhibit A - 6

Amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Issuers or Guarantors with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in Accreted Principal Amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in Accreted Principal Amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of Accreted Principal Amount hereof or Special Interest hereon, if any, or amounts due upon exchange on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture or of the Guarantees shall alter or impair the obligation of the Issuers or Guarantors, which is absolute and unconditional, to pay or deliver, as the case may be, the Accreted Principal Amount of (including the Fundamental Change Purchase Price or the REIT Redemption Price, if applicable), any Special Interest on and the consideration due upon exchange of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the Accreted Principal Amount of and any Special Interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Original Principal Amount, will be issued to the designated transferee or transferees.

The Securities shall be unconditionally guaranteed by the Guarantors pursuant to the terms and conditions set forth in the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate Original Principal Amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Exhibit A - 7

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

In addition to the rights provided to Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

Exhibit A - 8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full.

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian (Cust)

TEN ENT - as tenants by the entireties

(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.

Exhibit A - 9

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Original Principal Amount of Global Security:

Date	Amount of Increase in Original Principal Amount of Global Security	Amount of Decrease in Original Principal Amount of Global Security	Original Principal Amount of Global Security after Increase or Decrease	Notation by Security Registrar

Annex A - 1

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: HAT Holdings I LLC and HAT Holdings II LLC

The undersigned Holder of this Security hereby irrevocably exercises the option to exchange this Security, or a portion hereof (which is such that the Original Principal Amount of the portion of this Security that will not be exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon exchange, together with any Securities representing any unexchanged Original Principal Amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Special Interest Record Date and prior to the Open of Business on the Special Interest Payment Date corresponding to such Special Interest Record Date, this notice must be accompanied by payment of an amount equal to the Special Interest payable on such Special Interest Payment Date, if any, on the Accreted Principal Amount of this Security to be exchanged. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Original Principal Amount to be exchanged (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Attachment 1 - 1

The following information must be provided to complete the exchange of your Securities to Common Stock.

(Name)
(Address)
Please print Name and Address
(including zip code number)
Social Security or other Taxpayer

Identifying Number __________________________

Attachment 1 - 2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: HAT Holdings I LLC and HAT Holdings II LLC

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from HAT Holdings I LLC and HAT Holdings II LLC (the “Issuers”) as to the occurrence of a Fundamental Change with respect to Hannon Armstrong Sustainable Infrastructure Capital, Inc. and specifying the Fundamental Change Purchase Date and requests and instructs the Issuers to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire Accreted Principal Amount of this Security, or the portion thereof (that is such that the portion not to be purchased has an Original Principal Amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Special Interest Record Date and on or prior to the Special Interest Payment Date corresponding to such Special Interest Record Date, accrued and unpaid Special Interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Original Principal Amount to be repaid (if less than all):

$ ,000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Attachment 2 - 1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                  (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                  to transfer the said Security on the books of the Issuers, with full power of substitution in the premises.

In connection with any transfer of the within Security, the undersigned confirms that such Security is being transferred:

☐	To Hannon Armstrong Sustainable Infrastructure Capital, Inc. or a Subsidiary thereof (including HAT Holdings I LLC and HAT Holdings II LLC); or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Attachment 3 - 1